                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the use in this Registration Statement on Form S-1 filed by Prism Financial Corporation of our report dated March 27, 1998, on our audit of the consolidated balance sheet of Prism Financial Corporation and subsidiaries as of December 31, 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the two year period then ended, and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          /s/ MCGLADREY & PULLEN, LLP

Schaumburg, Illinois
March 22, 1999